UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On Friday, January 24, 2014, Gladstone Capital Corporation (the “Company”) mailed a letter to certain of its stockholders of record as of December 9, 2013 (“Record Date Stockholders”) in connection with its 2014 Annual Meeting, urging Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on December 13, 2013. The text of the letter is attached below.

January 27, 2013

Dear Fellow Stockholder:

We are writing to remind you that the 2014 Annual Meeting of Stockholders of Gladstone Capital Corporation (the “Company”) is scheduled for Thursday, February 13, 2014 at 11:00 a.m. local time at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia, 22102.

Our records indicate that as of December 9, 2013, the “Record Date” for the annual meeting, you held shares of Gladstone Capital Corporation and, therefore, you are entitled to vote on the matters described in the Company’s Definitive Proxy Statement (the “Proxy Statement”) and set forth on the proxy card attached thereto, which were mailed to you and filed with the Securities and Exchange Commission (“SEC”) on December 13, 2013. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast quickly and easily by signing, dating and mailing in the proxy card accompanying your Proxy Statement; by calling 1-(800)-690-6903 to vote over the telephone, toll free; or by voting over the Internet at www.proxyvote.com. Please note that voting over the phone or Internet will require that you have your proxy control number available. That number is printed on the proxy card accompanying your Proxy Statement. Stockholders with questions on how to vote are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc. (“Georgeson”), at 1-(800)-790-6795, or the Company at 1-(866)-366-5745.

Stockholders also may vote by attending the annual meeting in person on February 13, 2014 at 11:00 am local time, located at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia, 22102. If you are unable to attend, please vote your shares of stock using one of the methods described above.

In particular, the Company’s Board of Directors encourages you to vote your shares in favor of all of the proposals described in the Proxy Statement and set forth on the proxy card. An informational call was held on January 8, 2014 regarding these proposals. If you were unable to listen to the call, you can access the replay by calling 1-(877) 344-7529 (international callers must dial ((412) 317-0088) and use conference code 10034900. The webcast replay of the conference call will be available online through Thursday, February 13, 2014 at www.gladstonecapital.com. The script for the call was filed on January 9, 2014 with the SEC, and is available at the Company’s website, www.gladstonecapital.com, or the SEC’s website at www.sec.gov.

If we have not received your proxy as the date of the annual meeting approaches, you may receive a call asking you to exercise your right to vote. Georgeson has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the annual meeting.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

David Gladstone

Chairman and Chief Executive Officer

Important Information

On December 13, 2013, Gladstone Capital Corporation filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with Gladstone Capital Corporation’s 2014 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision because the Proxy Statement contains important information. Gladstone Capital Corporation’s Proxy Statement and any other materials filed by Gladstone Capital Corporation with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from Gladstone Capital Corporation at www.gladstonecapital.com.